UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 30, 2004
                                                          --------------


                                  Dominix, Inc.
                                  -------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


0-29462                                                  13-4127624
------------------------                      ----------------------------------
(Commission  File  Number)                    (IRS  Employer Identification No.)


            95 Broadhollow Road, Suite 101, Melville, New York 11747
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (631) 385-0007
                                 --------------
              (Registrant's telephone number, including area code)








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ITEM  5. OTHER EVENTS AND REGULATION FD DISCLOSURE

      On March 30, 2004, Dominix, Inc. (the "Company") agreed to terminate an acquisition agreement with MarketShare Recovery, Inc., a Delaware corporation ("MarketShare") under which the Company had agreed to acquire all of the stock of MarketShare's wholly owned subsidiary, MarketShare Recovery Inc., a New York corporation ("MarketShare Sub") for 17,833 shares of the Company's Series B Preferred Stock. The 17,833 Series B Preferred Shares would have been converted into 216,528,286 shares of Dominix Common Stock or the equivalent of 1,082,641 post-reverse-split common shares.

      As part of the termination:

      o     Dominix forgave $45,567 of advances made on behalf of MarketShare
            Sub.

      o MarketShare Sub granted the Company's Jade Entertainment Group, Inc. subsidiary ("Jade") a license to use MarketShare Sub's marketing database and database engine for Jade's adult oriented Internet and video business.

      o Jade and MarketShare Sub agreed to share the expense of office facilities occupied by them jointly under a lease held by MarketShare Sub beginning January 1, 2004 and that MarketShare would vacate the premises 60 days after an information statement relating to the Company's proposed amendments to its certificate of incorporation are mailed to the Company's shareholders.

ITEM  7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial Statements of business acquired:

            None

      (b)   Pro Forma Financial Information

            None

      (c)   Exhibits

            2.1 Termination Agreement dated March 30, 2004 between the Company and MarketShare Recovery, Inc. (DE).

            99.1 Database License Agreement dated March 30, 2004 between Jade Entertainment Group, Inc. and MarketShare Recovery, Inc. (NY).

            99.2 Memorandum of Understanding dated March 30, 2004 between Jade Entertainment Group, Inc. and MarketShare Recovery, Inc. (NY) relating to Suite 101, 95 Broadhollow Road, Melville, New York.


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



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DOMINIX, INC.

                                       /s/ Raymon Barton
                                       _____________________________________
                                       Raymond Barton


Date:   March 30, 2004












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